FOR IMMEDIATE RELEASE

Arrin Background, Inc. Completes Reverse Merger and Announces Name Change to XerTech Inc.

XerTech Inc. to Take Advantage of Increasing Demand in Interactive Fitness Market with Leading Brands of Cutting-Edge ‘Xergaming’ Equipment Based on Computer Games That Make You Fit.

VENTURA, CA – July 9, 2009 – Arrin Background, Inc. (OTCBB: ARRB), today announced that the Company has changed its name from Arrin Background, Inc. to XerTech Inc. The name change has been made in connection with the Company’s recent reverse merger with Sportwall International Inc, as described in its Form 8-K filed on July 2, 2009.

XerTech is committed to creating fun, entertainment-based fitness programs and equipment that place specific emphasis on developing the neurological pathways in the brain. The programs and equipment offered by XerTech cover a diversity of applications, ranging from combating obesity in youth, adults and seniors to conditioning high performance athletics, from medical wellness to education for PE, adapted PE and special education.

"We are very pleased with the completion of this transaction, as it enables us to broaden our investor base, create a liquid market for our stock, and financially support the accelerated growth of our business," said Cathi Lamberti, Chief Executive Officer of XerTech. "The main focus for XerTech will continue to be the development and distribution of the latest, most advanced programs and equipment in the industry that combine fun-based exercise with neurological development, to satisfy the increasing demand for our products at fitness centers, physical therapy clinics, educational institutions and non-profit organizations like community recreation facilities and YMCAs."

The Company believes its key to success lies in the fact that its programs are highly engaging and deliver rapid results because they are based on play and healthy social interaction. Moreover, the same equipment can be used by educators, physical therapists, high performance athletic trainers, doctors, personal and group fitness trainers, and senior centers, with the only difference being in the choice of which program to apply to the equipment.

Over the years, XerTech’s R&D initiatives have resulted in cutting-edge programs and equipment sold to the commercial fitness industry and educational institutions (there are over 1,500 installations worldwide). XerTech’s programs and equipment have pioneered a new paradigm in training and fitness that marries computer game technology with conventional exercise programs, appropriate for the multi-billion dollar healthcare and rehabilitation, fitness, computer video game, and family entertainment markets.

About Arrin Background, Inc. (“XerTech Inc.”)

Arrin Background, Inc., now XerTech Inc., (OTCBB:ARRB) manufactures, markets, distributes and sells high performance training equipment and programs based on a new paradigm that marries computer gaming technology with conventional exercise to achieve greater brain/body stimulus and interaction. We believe that we are the only company to manufacture, sell, and support fully turnkey commercial systems to the health, fitness and education industries. We seek to capitalize on two basic economic and social trends, (i) the growth and success of interactive computer gaming and (ii) the recognized need in the industry for fitness systems that will attract the mainstream population by supplying FUN products that make people FIT.

XerTech Inc. has developed and patented the Sportwall Performance PT®, Sportwall® Training Stations, XerTrainer™, XerPro™, the XerPlay™ Interactive Playgrounds, and the XerDance® multi-player dance game system. In addition to manufacturing and marketing its own product lines, the Company distributes Trazer® by Cybex®, Trixter® Interactive Spinning Bike and the Makoto Arena®.

For additional information, please visit XerTech’s corporate website: www.xergames.com

This press release contains certain "forward-looking" statements, as defined in the United States Private Securities Litigation Reform Act of 1995 that involve a number of risks and uncertainties. Statements, which are not historical facts, are forward-looking statements. The Company, through its management, makes forward-looking public statements concerning its expected future operations, performance and other developments. Such forward-looking statements are necessarily estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements. It is impossible to identify all the factors that could cause actual results to differ materially from those estimated by the Company. Such factors include, but are not limited to, the Company's ability to develop operations, the Company's ability to compete in the health, fitness and education markets and serve its customers, the Company's access to future capital, the successful integration of the acquired companies, government regulation, managing and maintaining growth, the effect of adverse publicity, litigation, competition, and sales, as well as other factors that may be identified from time to time in the Company's public announcements.

Contact:

XerTech Inc.

Cathi Lamberti, Chief Executive Officer

Toll-free: 800-695-5056

cathi.lamberti.ceo@XerGames.com

or

Trilogy Capital Partners

Financial Communications

Darren Minton, Vice President

800-592-6067

info@trilogy-capital.com